UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 24, 2021

CyrusOne Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35789	46-0691837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2850 N. Harwood Street, Suite 2200
Dallas, TX 75201
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (972) 350-0060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CONE	The Nasdaq Global Select Market
1.450% Senior Notes due 2027	CONE27	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2021, the Board of Directors (the “Board”) of CyrusOne Inc., a Maryland corporation (the “Company”) determined to separate with Bruce W. Duncan, with respect to his role as the Company’s President and Chief Executive Officer.  In addition, Mr. Duncan and the Company mutually agreed that he would resign from the Board.  These actions were not related to any matter regarding the business or the Company’s operations, financial condition, reported financial results, internal controls or disclosure controls and procedures.

Mr. Duncan’s separation of employment and resignation from the Board will be effective immediately following the filing of the Company’s Form 10-Q for the fiscal quarter ended June 30, 2021 (the “Transition Date”).

The Board has appointed David H. Ferdman, currently a member of the Board, to serve as the Company’s President and Chief Executive Officer, effective as of the Transition Date.  Mr. Ferdman will be serving as the President and Chief Executive Officer of the Company on an interim basis while the Board undertakes a search to identify the Company’s next President and Chief Executive Officer.  In connection with Mr. Ferdman’s appointment, the Company and Mr. Ferdman are currently negotiating the terms of his compensation as President and Chief Executive Officer.

Biographical Information for Mr. Ferdman

Mr. Ferdman, age 54, most recently served as a Managing Partner of DTB Capital Partners, a Texas based private investment firm managing a portfolio of private investments, and serves as the CEO of Cybraics, an advanced detection cyber security company.  Mr. Ferdman was a co-founder of CyrusOne and served as President and Chief Executive Officer from 2000 until June 2010. Mr. Ferdman served as the President until August 2011 and served as the Chief Strategy Officer until January 2013. Upon consummation of our initial public offering, Mr. Ferdman resigned from his employment with the Company. Prior to founding CyrusOne, Mr. Ferdman was the Chief Operating Officer and co-founder of UWI Association Programs (d/b/a Eclipse Telecommunications), a facilities-based telecommunications service provider. As Chief Operating Officer of UWI, Mr. Ferdman was instrumental in the company's rapid growth, which culminated in its acquisition by IXC Communications (now part of Level 3 Communications Inc.) in 1998. Mr. Ferdman is also a director of Filmwerks, Inc., Circuit of the Americas, Quality Uptime Services and Cybraics, Inc.

Transition and Separation Agreement with Mr. Duncan

In connection with Mr. Duncan’s separation, CyrusOne Management Services LLC, a subsidiary of the Company, the Company and Mr. Duncan entered into a Transition and Separation Agreement (the “Separation Agreement”), dated July 28, 2021.  The Separation Agreement provides that Mr. Duncan’s separation will be “other than for cause” under his Employment Agreement with CyrusOne Management Services LLC, dated July 6, 2020 (the “Employment Agreement”) and that, in exchange for a release of claims Mr. Duncan might have against the Company, Mr. Duncan will receive the payments and benefits provided for under the Employment Agreement.

Item 7.01 Regulation FD Disclosure.

On July 28, 2021, the Company issued a press release announcing the events described in Item 5.02 on this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 thereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, and shall not be or be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Transition and Separation Agreement, dated as of July 28, 2021 by and between Bruce W. Duncan, CyrusOne Inc. and CyrusOne Management Services LLC.
99.1	Press Release Announcing CEO Transition.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYRUSONE INC.

Date: July 28, 2021	By:	/s/ Robert M. Jackson
Robert M. Jackson
Executive Vice President, General Counsel and Secretary